press release
Media contact:	Investor Contact:
Mike Jacobsen, APR	Chris Sikora
+1 330 490-4498	+1 330 490-4242
michael.jacobsen@dieboldnixdorf.com	christopher.sikora@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Aug. 9, 2023

Diebold Nixdorf Anticipates Emergence from Financial Restructuring on Aug. 11 and NYSE Relisting on Aug. 14; Company Reports 2023 Second Quarter Financial Results
Please visit http://www.dieboldnixdorf.com/earnings for a presentation and additional content

HUDSON, Ohio - Diebold Nixdorf (OTC:DBDQQ) today announced it has completed its financial restructuring and anticipates emerging from the related Chapter 11 and Chapter 15 proceedings on Friday, Aug. 11. The company also has received notice that new shares have been approved to relist on the New York Stock Exchange (NYSE) and anticipates shareholders can trade its newly issued common stock on Monday, Aug. 14 at the market open under the symbol “DBD.” In addition, Diebold Nixdorf today reported its second quarter 2023 financial results.

Octavio Marquez, Diebold Nixdorf chairman, president and chief executive officer, said: "Today marks a pivotal moment for Diebold Nixdorf as our plan of reorganization has been confirmed by the relevant courts in the U.S. and the Netherlands and we anticipate emergence as a financially stronger company – with a recapitalized balance sheet, enhanced liquidity and the foundation needed for long-term success. The support we have received from our banking and lending partners will help us form a stronger foundation, built on delivering best-in-class products and services to banks and retailers worldwide. We are excited about what we will be able to accomplish moving forward, as we deliver for our customers and create value for our stakeholders, focused on our strategy to position Diebold Nixdorf for success with continued investments in our people and products. We look forward to sharing more information about our operational strategy, performance targets and market profile with the broader investment community after emergence."

Marquez continued, "From a business perspective, we performed well in the second quarter with results reflecting continued demand for our self-service and automation solutions in Banking and Retail, as well as the operational improvements we have implemented over the past year. We are very grateful to our customers for continuing to trust and support our company as we worked through our debt restructuring. They have stood by our side, maintaining trust in our relationship and valuing the industry-leading solutions we provide. In addition, we are thankful for the ongoing partnership with our suppliers during this time and are very proud of our employees, who remain focused on operational execution and delivered meaningful year-over-year improvements during the quarter."

Key Quarterly Highlights
•Operational execution leads to year-over-year improvement across key financial metrics
•Total revenue of $922.2 million, representing an 8.3% increase from the prior-year period
•Gross profit of $225.2 million, a 40.0% improvement from the prior-year period; non-GAAP gross profit of $227.9 million improved 8.6% from the prior-year period
•Gross margin of 24.4% improved 550 bps from the prior-year period; non-GAAP gross margin of 24.8% was consistent with the prior-year period

Business Highlights
•Banking
◦Revenue growth primarily driven by continued demand for our market-leading DN Series® and integrated cash recycling solutions. Shipped ~14,700 units during the quarter.
◦Won a service and support agreement valued at more than $8 million with one of the largest private banks in Turkey.
◦Achieved a service renewal agreement for nearly $7 million with one of the two largest banks in Thailand.
◦Secured an ATMaaS agreement valued at nearly $5 million with a major European financial institution's ATM operations in France.

•Retail
◦Retail checkout and service solutions, including self-checkout systems, generated consistent demand. Shipped ~7,300 SCO units during the quarter.
◦Strong activity in services during the quarter, including a five-year, $24 million agreement with a major supermarket chain's operations located in Great Britain, and a three-year, $9 million agreement covering a major retailer's 1,500 stores in Spain.
◦Significant EPOS wins during the period, including ~$12 million in total orders from two major supermarket chains, including an ~$8 million order with a new customer in the APAC region.

Overview Presentation and Upcoming Investor Conference call
More information via a summary presentation on Diebold Nixdorf's second quarter 2023 earnings is available on the company's Investor Relations website at http://www.dieboldnixdorf.com/earnings. In addition, Diebold Nixdorf is planning to conduct an investor conference call on Monday, Aug. 14 at 8:00 a.m. ET in conjunction with its anticipated relisting on the NYSE. The call/webcast will be made available at www.dieboldnixdorf.com/earnings, and the company will provide dial-in information and more details in advance of the call/webcast.

Anticipate Relisting on New York Stock Exchange Following Emergence from Chapter 11
Diebold Nixdorf today announced that following its planned emergence from Chapter 11 restructuring process on August 11, 2023, the common stock of the newly reorganized company is expected to commence trading on the New York Stock Exchange. Diebold Nixdorf expects trading to commence on August 14, 2023, under the symbol “DBD.” Diebold Nixdorf’s currently outstanding common stock will be canceled upon emergence from the Chapter 11 restructuring process on August 11, 2023, and holders thereof would not receive any recovery. In connection with that cancellation, Diebold Nixdorf’s outstanding common stock will be delisted from the Frankfurt Stock Exchange on the same date.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (OTC:DBDQQ) automates, digitizes and transforms the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 21,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

'X': @DieboldNixdorf
LinkedIn: www.linkedin.com/company/diebold
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Disclaimer
This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein. Any solicitation or offer will only be made pursuant to an offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, adjusted diluted earnings per share, free cash flow (use) and unlevered free cash flow (use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at current year exchange rates. The company uses these Non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these Non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these Non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these Non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its Non-GAAP financial measures are specific to the company and the Non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and capitalized software development, changes in cash of assets held for sale and the use of cash for M&A and the legal settlement for impaired cloud implementation costs, and excluding the use/proceeds of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. Unlevered free cash flow (use) provides incremental visibility into the company's liquidity by excluding cash used for interest payments from free cash flow (use). For more information, please refer to the section, "Notes for Non-GAAP Measures."

Forward-Looking Statements
This press release contains statements that are not historical information and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the company's expected future performance (including expected results of operations and financial guidance), future financial condition, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements, which reflect the current views of the company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

The factors that may affect the company's results include, among others:
•the ultimate outcome of the company’s restructuring proceedings;
•the company’s ability to have its new common stock listed on the NYSE;
•the overall impact of the global supply chain complexities on the company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the company’s reliance on suppliers, subcontractors and availability of raw materials and other components;
•the company’s ability to improve its operating performance and its cash, liquidity and financial position;
•the company’s ability to generate sufficient cash or have sufficient access to capital resources to service its debt, which, if unsuccessful or insufficient, could force the company to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance its indebtedness;

•the company’s ability to comply with the covenants contained in the agreements governing its debt;
•the company’s ability to successfully convert its backlog into sales, including our ability to overcome supply chain and liquidity challenges;
•the ultimate impact of infectious disease outbreaks and other public health emergencies, including further adverse effects to the company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations;
•the company's ability to successfully meet its cost-reduction goals and continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives;
•the success of the company’s new products, including its DN Series line and EASY family of retail checkout solutions, and electronic vehicle charging service business;
•the impact of a cybersecurity breach or operational failure on the company's business;
•the company’s ability to attract, retain and motivate key employees;
•the company’s reliance on suppliers, subcontractors and availability of raw materials and other components;
•changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;
•the company's success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances;
•the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the company’s favor at the lower court level in May 2022) and the merger/squeeze-out;
•the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce the company’s customer base and/or adversely affect its customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•the impact of competitive pressures, including pricing pressures and technological developments;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the war between Russia and Ukraine and the tension between the U.S. and China), disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the company's operations;
•the company's ability to maintain effective internal controls;
•unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;
•the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the company’s ability to comply with applicable laws and regulations; and
•and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022.

Except to the extent required by applicable law or regulation, the company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

Summary Financial Results

	Three months ended
	June 30, 2023		June 30, 2022		% Change
($ in millions, except per share data)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP
Total net sales	$922.2	$917.3	$851.7	$846.0	8.3	8.4
Gross profit	$225.2	$227.9	$160.8	$209.9	40.0	8.6
Operating (loss) profit	$(3.9)	$69.9	$(91.5)	$52.3	95.7	33.7
Operating margin	(0.4)%	7.6%	(10.7)%	6.2%	1,030 bps	140 bps
Net (loss) income	$(677.3)	$20.8	$(199.1)	$31.6	(240.2)	(34.2)
Diluted (loss) income per share[2]	$(8.46)	$0.26	$(2.52)	$0.38	(235.7)	(31.6)
Adjusted EBITDA		$84.3		$70.9
•GAAP total net sales increased 8.3%, or $70.5 million YoY, primarily due to strong banking unit volume
•GAAP operating loss improved by $87.6 million due primarily to increased sales and reduced operating expenses resulting from cost savings measures.

($ in millions)	Q2 2023	Q2 2022	YTD 6/30/2023	YTD 6/30/2022	TTM 6/30/2023 (non-GAAP)
Net cash used by operating activities (GAAP measure)	$(241.7)	$(80.4)	$(337.6)	$(306.6)	$(418.9)
Excluding the impact of changes in cash of assets held for sale	(0.7)	—	5.8	3.4	7.6
Excluding the use of cash for the settlement of foreign exchange derivative instruments	—	0.7	—	0.7	(0.1)
Excluding the use of cash for the legal settlement related to the impaired cloud-based ERP implementation fees	—	5.0	—	5.0	11.2
Capital expenditures	(5.5)	(4.1)	(11.2)	(8.1)	(27.5)
Capitalized software development	(5.4)	(9.8)	(10.8)	(17.4)	(22.1)
Free cash flow (use) (Non-GAAP measure)	$(253.3)	$(88.6)	$(353.8)	$(323.0)	$(449.8)

Add back: cash interest	$19.6	$27.9	$45.1	$86.5	$190.2
Unlevered free cash flow (use) (Non-GAAP measure)	$(233.7)	$(60.7)	$(308.7)	$(236.5)	$(259.6)
•Free cash use of $253.3 million in the quarter was unfavorable by $164.7 million versus the prior year quarter reflecting a substantial increase in cash used by operating activities to restore payment terms with suppliers.

1 - See Note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets; Note 2 for adjusted EBITDA; and Note 3 for adjusted net income/loss and adjusted EPS.
2 - Diluted (loss) income per share attributable to Diebold Nixdorf, Incorporated.

Financial Results of Operations and Segments

Revenue Summary by Reportable Segment & Business Line - Unaudited

	Three months ended
	June 30,
($ in millions)	2023	2022	2022 in CC3	% Change	% Change in CC
Banking
Services	$400.2	$389.3	$389.6	2.8%	2.7%
Products	264.7	200.9	201.3	31.8%	31.5%
Total Banking Revenue	$664.9	$590.2	$590.9	12.7%	12.5%
ATM Units Sold	14,659	10,298		42.3%

Retail
Services	$137.8	$136.1	$136.5	1.2%	1.0%
Products	119.5	125.4	127.5	(4.7)%	(6.3)%
Total Retail Revenue	$257.3	$261.5	$264.0	(1.6)%	(2.5)%
SCO Units Sold[4]	7,346	5,422		35.5%
ePOS Units Sold	23,338	26,004		(10.3)%

Total by Business Line
Services	$538.0	$525.4	$526.1	2.4%	2.3%
Products	384.2	326.3	328.8	17.7%	16.8%
Total Revenue	$922.2	$851.7	$854.9	8.3%	7.9%

	Six months ended
	June 30,
($ in millions)	2023	2022	2022 in CC3	% Change	% Change in CC
Banking
Services	$781.3	$772.9	$765.1	1.1%	2.1%
Products	476.5	380.0	375.4	25.4%	26.9%
Total Banking Revenue	$1,257.8	$1,152.9	$1,140.5	9.1%	10.3%
ATM Units Sold	27,162	20,042		35.5%

Retail
Services	$273.1	$278.7	$270.8	(2.0)%	0.8%
Products	249.4	249.9	246.7	(0.2)%	1.1%
Total Retail Revenue	$522.5	$528.6	$517.5	(1.2)%	0.9%
SCO Units Sold[4]	15,249	12,599		21.0%
ePOS Units Sold	46,447	60,441		(23.2)%

Total by Business Line
Services	$1,054.4	$1,051.6	$1,035.9	0.3%	1.8%
Products	725.9	629.9	622.1	15.2%	16.7%
Total Revenue	$1,780.3	$1,681.5	$1,658.0	5.9%	7.4%
[3] - The company calculates constant currency by translating the prior-year period results at current year exchange rates.
[4] - Prior year SCO Units Sold has been revised to include the sale of kiosks, which are similar in price to SCO devices. This change is consistent with how management is analyzing the business. 2023 SCO Units Sold are also inclusive of kiosks and include a minor adjustment to the first quarter units reported.

GAAP and Non-GAAP Profit/Loss Summary - Unaudited

	Three months ended
	June 30, 2023		June 30, 2022		Change
($ in millions)	GAAP	Non-GAAP[5,6]	GAAP	Non-GAAP[5,6]	GAAP		Non-GAAP
Services	$538.0	$535.5	$525.4	$524.6		$12.6		$10.9
Products	384.2	381.8	326.3	321.4	57.9		60.4
Total net sales	$922.2	$917.3	$851.7	$846.0		$70.5		$71.3

Services	$149.9	$153.8	$150.3	$158.7		$(0.4)		$(4.9)
Products	75.3	74.1	10.5	51.2	64.8		22.9
Total gross profit	$225.2	$227.9	$160.8	$209.9		$64.4		$18.0

Services	27.9%	28.7%	28.6%	30.3%	(70)	bps	(160)	bps
Products	19.6%	19.4%	3.2%	15.9%	1,640	bps	350	bps
Total gross margin	24.4%	24.8%	18.9%	24.8%	550	bps	—	bps

Operating expenses	$229.1	$158.0	$252.3	$157.6		$(23.2)		$0.4

Operating (loss) profit	$(3.9)	$69.9	$(91.5)	$52.3		$87.6		$17.6
Operating margin	(0.4)%	7.6%	(10.7)%	6.2%	1,030	bps	140	bps

	Six months ended
	June 30, 2023		June 30, 2022		Change
($ in millions)	GAAP	Non-GAAP[5,6]	GAAP	Non-GAAP[5,6]	GAAP		Non-GAAP
Services	$1,054.4	$1,049.8	$1,051.6	$1,048.1		$2.8		$1.7
Products	725.9	720.8	629.9	622.3	96.0		98.5
Total net sales	$1,780.3	$1,770.6	$1,681.5	$1,670.4		$98.8		$100.2

Services	$303.3	$308.4	$302.3	$312.1		$1.0		$(3.7)
Products	131.2	128.9	43.8	83.8	87.4		45.1
Total gross profit	$434.5	$437.3	$346.1	$395.9		$88.4		$41.4

Services	28.8%	29.4%	28.7%	29.8%	10	bps	(40)	bps
Products	18.1%	17.9%	7.0%	13.5%	1,110	bps	440	bps
Total gross margin	24.4%	24.7%	20.6%	23.7%	380	bps	100	bps

Operating expenses	$440.5	$317.4	$521.0	$344.5		$(80.5)		$(27.1)

Operating profit (loss)	$(6.0)	$119.9	$(174.9)	$51.4		$168.9		$68.5
Operating margin	(0.3)%	6.8%	(10.4)%	3.1%	1,010	bps	370	bps
[5] - See Note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sales of assets, net, and impairment of assets.

[6] - Excludes the results of the non-core European retail business that is held for sale. As the exclusion of the non-core European retail business from the Non-GAAP results began in the second quarter of 2022, the first quarter 2022 has been revised for comparability. Refer to Note 1 below for further information.

Profit/Loss Summary by Segment - Unaudited

	Three months ended
	June 30, 2023		June 30, 2022
	Banking	Retail[6]	Banking	Retail[6]
($ in millions)
Services	$400.2	$135.3	$389.3	$135.3
Products	264.7	117.1	200.9	120.5
Total net sales	$664.9	$252.4	$590.2	$255.8

Services	$111.8	$41.9	$117.7	$41.0
Products	52.9	21.3	29.8	21.4
Total gross profit	$164.7	$63.2	$147.5	$62.4

Services	27.9%	31.0%	30.2%	30.3%
Products	20.0%	18.2%	14.8%	17.8%
Total gross margin	24.8%	25.0%	25.0%	24.4%

Segment operating expenses	$62.3	$31.1	$67.0	$27.8

Operating profit	$102.4	$32.1	$80.5	$34.6
Operating margin	15.4%	12.7%	13.6%	13.5%

Segment operating profit		$134.5		$115.1
Corporate charges[7]		64.6		62.8
Consolidated Non-GAAP operating profit		$69.9		$52.3

	Six months ended
	June 30, 2023		June 30, 2022
	Banking	Retail[6]	Banking	Retail[6]
($ in millions)
Services	$781.3	$268.5	$772.9	$275.2
Products	476.5	244.3	380.0	242.3
Total net sales	$1,257.8	$512.8	$1,152.9	$517.5

Services	$224.3	$84.0	$230.2	$81.9
Products	81.2	47.7	43.1	40.7
Total gross profit	$305.5	$131.7	$273.3	$122.6

Services	28.7%	31.3%	29.8%	29.8%
Products	17.0%	19.5%	11.3%	16.8%
Total gross margin	24.3%	25.7%	23.7%	23.7%

Segment operating expenses	$123.2	$60.6	$147.1	$63.8

Operating profit	$182.3	$71.1	$126.2	$58.8
Operating margin	14.5%	13.9%	10.9%	11.4%

Segment operating profit		$253.4		$185.0
Corporate charges[7]		133.5		133.6
Consolidated Non-GAAP operating profit		$119.9		$51.4

[6] - Excludes the results of the non-core European retail business that is held for sale. Refer to Note 1 below for further information.
[7] - Corporate charges are not reflected in the segment operating results, as these expenses are managed separately and not included in the segment results used to manage the business and assess performance. The unassigned corporate charges consist primarily of finance, IT, HR and legal expenditures.

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(in millions, except per share amounts)

	Q2 2023	Q2 2022	YTD 6/30/2023	YTD 6/30/2022
Net sales
Services	$538.0	$525.4	$1,054.4	$1,051.6
Products	384.2	326.3	725.9	629.9
Total	922.2	851.7	1,780.3	1,681.5
Cost of sales
Services	388.1	375.1	751.1	749.3
Products	308.9	315.8	594.7	586.1
Total	697.0	690.9	1,345.8	1,335.4
Gross profit	225.2	160.8	434.5	346.1
Gross margin	24.4%	18.9%	24.4%	20.6%
Operating expenses
Selling and administrative expense	201.0	213.8	384.8	394.8
Research, development and engineering expense	25.4	33.1	51.8	65.4
Loss on sale of assets, net	0.9	—	1.2	0.2
Impairment of assets	1.8	5.4	2.7	60.6
Total	229.1	252.3	440.5	521.0
Percent of net sales	24.8%	29.6%	24.7%	31.0%
Operating loss	(3.9)	(91.5)	(6.0)	(174.9)
Operating margin	(0.4)%	(10.7)%	(0.3)%	(10.4)%
Other income (expense)
Interest income	3.3	1.0	5.0	2.3
Interest expense	(69.7)	(49.6)	(151.6)	(97.7)
Foreign exchange gain (loss), net	1.5	2.3	(9.1)	(2.4)
Reorganization items, net	(636.2)	—	(636.2)	—
Miscellaneous, net	3.5	4.6	6.1	7.2
Total other income (expense)	(697.6)	(41.7)	(785.8)	(90.6)
Loss before taxes	(701.5)	(133.2)	(791.8)	(265.5)
Income tax (benefit) expense	(24.8)	64.2	(3.7)	115.1
Equity in loss of unconsolidated subsidiaries	(0.6)	(1.7)	(0.7)	(2.4)
Net loss	(677.3)	(199.1)	(788.8)	(383.0)
Net income (loss) attributable to noncontrolling interests	(0.2)	0.1	(0.6)	(0.7)
Net loss attributable to Diebold Nixdorf, Incorporated	$(677.1)	$(199.2)	$(788.2)	$(382.3)

Basic and diluted weighted-average shares outstanding	80.0	79.0	79.7	78.9

Basic and diluted loss per share attributable to Diebold Nixdorf, Incorporated	$(8.46)	$(2.52)	$(9.89)	$(4.85)

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(in millions)

	6/30/2023	12/31/2022
ASSETS
Current assets
Cash, cash equivalents, and restricted cash	$541.8	$319.1
Short-term investments	11.0	24.6
Trade receivables, less allowances for doubtful accounts	655.9	612.2
Inventories	648.3	588.1
Other current assets	279.3	226.9
Total current assets	2,136.3	1,770.9
Securities and other investments	7.0	7.6
Property, plant and equipment, net	119.1	120.7
Goodwill	713.4	702.3
Customer relationships, net	181.7	213.6
Other assets	248.0	249.9
Total assets	$3,405.5	$3,065.0

LIABILITIES AND EQUITY
Current liabilities
Notes payable[8]	$1,251.9	$24.0
Accounts payable	504.1	611.6
Deferred revenue	416.8	453.2
Other current liabilities[9]	916.9	516.1
Total current liabilities	3,089.7	1,604.9

Long-term debt	4.4	2,585.8
Long-term liabilities	201.8	245.4

Liabilities subject to compromise	2,240.2	—

Total Diebold Nixdorf, Incorporated shareholders' equity (deficit)	(2,135.4)	(1,380.9)
Noncontrolling interests	4.8	9.8
Total equity (deficit)	(2,130.6)	(1,371.1)
Total liabilities and deficit	$3,405.5	$3,065.0

8 - 2023 includes the DIP Facility
9 - 2023 includes premiums related to DIP Facility

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(in millions)

	YTD 6/30/2023	YTD 6/30/2022
Cash flow from operating activities
Net loss	$(788.8)	$(383.0)
Adjustments to reconcile net loss to cash flow used by operating activities:
Depreciation and amortization	24.8	29.1
Amortization of Wincor Nixdorf purchase accounting intangible assets	35.7	36.1
Amortization of deferred financing costs into interest expense	21.8	8.3
Reorganization items (non-cash)	541.6	—
Reorganization items (debt make whole premium)	91.0	—
Share-based compensation	2.1	6.9
Loss on sale of assets, net	1.2	0.1
Deferred income taxes	(29.5)	130.4
Impairment of assets	2.7	60.6
Other	1.5	1.7
Changes in certain assets and liabilities
Trade receivables	(30.4)	(4.3)
Inventories	(43.2)	(136.0)
Accounts payable	(118.1)	46.0
Income taxes	(7.7)	(45.1)
Deferred revenue	(50.1)	24.0
Warranty liability	(2.9)	(2.8)
Sales tax and net value added tax	(28.5)	(26.0)
Accrued salaries, wages and commissions	21.3	(45.0)
Restructuring accrual	(29.9)	40.1
Accrued interest	32.9	(0.4)
Pension and post retirement benefits	0.5	(9.9)
Certain other assets and liabilities	14.4	(37.4)
Net cash used by operating activities	(337.6)	(306.6)
Cash flow from investing activities
Capital expenditures	(11.2)	(8.1)
Capitalized software development	(10.8)	(17.4)
Proceeds from divestitures, net of cash divested	—	10.5
Net short-term investment activity	15.4	8.1
Net cash used by investing activities	(6.6)	(6.9)
Cash flow from financing activities
Revolving credit facility borrowings, net	—	192.0
Repayment of ABL credit agreement, net	(188.3)	—
Debt issuance costs	(3.8)	—
Receipt of DIP financing	1,250.0	—
Borrowings - FILO	58.9	—
Repayments - FILO	(58.9)	—
Repayment of superpriority term loan	(400.6)	—
Other debt borrowings	2.1	1.9
Other debt repayments	(2.1)	(7.9)
Debt make whole premium	(91.0)	—
Other	(2.9)	(5.7)
Net cash provided by financing activities	563.4	180.3
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.9	(5.5)
Change in cash, cash equivalents and restricted cash	220.1	(138.7)
Add: Cash included in assets held for sale at beginning of period	2.8	3.1
Less: Cash included in assets held for sale at end of period	0.2	3.4
Cash, cash equivalents and restricted cash at the beginning of the period	319.1	388.9
Cash, cash equivalents and restricted cash at the end of the period	$541.8	$249.9

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow (use) and net debt.

1.Profit and loss summary ($ in millions):

Three months ended June 30, 2023 compared to three months ended June 30, 2022

	Q2 2023						Q2 2022
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$922.2	$225.2	24.4%	$229.1	$(3.9)	(0.4)%	$851.7	$160.8	18.9%	$252.3	$(91.5)	(10.7)%
Restructuring and transition - personnel	—	3.6		(0.4)	4.0		—	12.8		(51.7)	64.5
Transformation - other	—	0.3		(14.3)	14.6		—	0.3		(13.5)	13.8
Refinancing related costs	—	—		(30.5)	30.5		—	—		—	—
Held for sale non-core European retail business	(4.9)	(1.2)		(4.1)	2.9		(5.7)	0.5		(4.8)	5.3
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(18.0)	18.0		—	—		(17.6)	17.6
Non-routine income/expense:
Legal/deal expense	—	—		(2.8)	2.8		—	—		(0.8)	0.8
Crisis in Ukraine costs	—	—		—	—		—	—		(1.2)	1.2
Inventory charge for legacy products	—	—		—	—		—	34.4		—	34.4
Other	—	—		0.8	(0.8)		—	1.1		0.3	0.8
Other impairment	—	—		(1.8)	1.8		—	—		(5.4)	5.4
Non-routine (income) expenses, net	—	—		(3.8)	3.8		—	35.5		(7.1)	42.6
Non-GAAP results	$917.3	$227.9	24.8%	$158.0	$69.9	7.6%	$846.0	$209.9	24.8%	$157.6	$52.3	6.2%

	Q2 2023			Q2 2022
	Services	Products	Total	Services	Products	Total
GAAP Gross profit	$149.9	$75.3	$225.2	$150.3	$10.5	$160.8
Restructuring and transition - personnel	3.6	—	3.6	4.4	8.4	12.8
Transformation - other	—	0.3	0.3	—	0.3	0.3
Held for sale non-core European retail business	0.4	(1.6)	(1.2)	2.9	(2.4)	0.5
Non-routine income/expense:
Inventory charge for legacy products	—	—	—	—	34.4	34.4
Other	(0.1)	0.1	—	1.1	—	1.1
Non-routine (income) expenses, net	(0.1)	0.1	—	1.1	34.4	35.5
Non-GAAP Gross profit	$153.8	$74.1	$227.9	$158.7	$51.2	$209.9

Six months ended June 30, 2023 compared to six months ended June 30, 2022

	YTD 6/30/2023						YTD 6/30/2022
	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$1,780.3	$434.5	24.4%	$440.5	$(6.0)	(0.3)%	$1,681.5	$346.1	20.6%	$521.0	$(174.9)	(10.4)%
Restructuring and transition - personnel	—	4.2		(7.6)	11.8		—	12.8		(51.7)	64.5
Transformation - other	—	0.6		(21.2)	21.8		—	0.3		(13.5)	13.8
Refinancing related costs	—	—		(44.6)	44.6		—	—		—	—
Held for sale non-core European retail business	(9.7)	(1.8)		(8.4)	6.6		(11.1)	1.4		(10.3)	11.7
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(35.7)	35.7		—	—		(36.1)	36.1
Non-routine income/expense:
Crisis in Ukraine costs	—	—		—	—		—	—		(2.5)	2.5
Legal/deal expense	—	—		(3.0)	3.0		—	—		(1.9)	1.9
North America ERP impairment	—	—		—	—		—	—		(38.4)	38.4
Inventory charge for legacy products	—	—		—	—		—	34.4		—	34.4
Russia/Ukraine impairment	—	—		—	—		—	—		(16.8)	16.8
Other	—	(0.2)		0.1	(0.3)		—	0.9		0.1	0.8
Other impairment	—	—		(2.7)	2.7		—	—		(5.4)	5.4
Non-routine (income) expenses, net	—	(0.2)		(5.6)	5.4		—	35.3		(64.9)	100.2
Non-GAAP results	$1,770.6	$437.3	24.7%	$317.4	$119.9	6.8%	$1,670.4	$395.9	23.7%	$344.5	$51.4	3.1%

	YTD 6/30/2023			YTD 6/30/2022
	Services	Products	Total	Services	Products	Total
GAAP Gross Profit	$303.3	$131.2	$434.5	$302.3	$43.8	$346.1
Restructuring - personnel	4.2	—	4.2	4.4	8.0	12.4
Restructuring and transformation - other	—	0.6	0.6	—	0.7	0.7
Held for sale non-core European retail business	1.2	(3.0)	(1.8)	4.5	(3.1)	1.4
Other	(0.3)	0.1	(0.2)	0.9		0.9
Inventory charge for legacy products	—	—	—	—	34.4	34.4
Non-routine expenses, net	(0.3)	0.1	(0.2)	0.9	34.4	35.3
Non-GAAP Gross Profit	$308.4	$128.9	$437.3	$312.1	$83.8	$395.9

Restructuring and transition - personnel expenses incurred during 2023 and 2022 relate to the cost savings initiative focused on operational simplification and automation of processes, and include severance and payroll of employees transitioning out of the organization. Costs of third-parties assisting with the execution of the program are categorized as Transformation - other. Refinancing related costs incurred in the first six months of 2023 are advisor fees for the Company's ongoing restructuring process to optimize the capital structure that do not qualify for capitalization. Held for sale non-core European retail business amounts are the results of a majority-owned business that the company is committed to sell, that are excluded from the metrics used to evaluate the core business and assign resources. Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash) expense is taken against the intangible assets established in purchase accounting as management believes that this is useful information. Legal/deal expense primarily relates to third-party expenses and fees paid by the company for M&A activity. Crisis in Ukraine costs primarily relate to humanitarian efforts for our employees and their families, as well as expenses incurred in connection with the economic sanctions levied and steps taken to-date to liquidate our Russian distribution subsidiary. North America ERP impairment was the result of the decision made by management to indefinitely suspend ERP implementation. Inventory charge for legacy products relates to excess and obsolete inventory as a result of a decision to streamline the Company's product portfolio. Russia/Ukraine impairment relates to the charges taken against trade receivables from customers in the region that are doubtful to be collected, inventory specific to customers in the region and various other assets not recoverable.

2.Reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA (Non-GAAP measures) ($ in millions):

	Q2 2023	Q2 2022	YTD 6/30/2023	YTD 6/30/2022	TTM 6/30/2023 (non-GAAP)
Net loss	$(677.3)	$(199.1)	$(788.8)	$(383.0)	$(991.4)
Income tax expense	(24.8)	64.2	(3.7)	115.1	30.4
Interest income	(3.3)	(1.0)	(5.0)	(2.3)	(12.7)
Interest expense	69.7	49.6	151.6	97.7	253.1
Loss on refinancing	—	—	—	—	32.1
Depreciation and amortization	31.1	32.2	60.5	65.2	121.3
EBITDA	(604.6)	(54.1)	(585.4)	(107.3)	(567.2)
Share-based compensation	0.8	5.2	2.1	6.9	8.6
Amortization of cloud-based software implementation costs	0.8	0.5	1.7	1.0	3.2
Foreign exchange loss, net	(1.5)	(2.3)	9.1	2.4	14.5
Miscellaneous gain, net	(3.5)	(4.6)	(6.1)	(7.2)	(1.1)
Equity in loss of unconsolidated subsidiaries	0.6	1.7	0.7	2.4	(3.9)
Restructuring and transformation expenses	18.6	77.5	33.6	77.5	79.5
Refinancing related costs	30.5	—	44.6	—	76.6
Non-routine (income) expense, net	3.8	42.6	5.4	100.2	59.6
Held for sale non-core European retail business	2.6	4.4	6.2	9.9	21.7
Reorganization items, net	636.2	—	636.2	—	636.2
Adjusted EBITDA	$84.3	$70.9	$148.1	$85.8	$327.7
Adjusted EBITDA as a % of revenue	9.2%	8.3%	8.4%	5.1%	9.3%

The company defines EBITDA as net loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, amortization of cloud-based software implementation costs, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and transformation expenses, refinancing related costs, non-routine expenses, the adjusted EBITDA loss of our held for sale non-core European retail business, and reorganization items, net as outlined in Note 1 of the Non-GAAP measures.

The company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the Adjusted EBITDA reconciliation. Deferred financing fee amortization is included in interest expense; as a result, the company excluded from the depreciation and amortization caption. Depreciation and amortization expense was excluded from Held for sale non-core European retail business. Amortization of cloud-based software implementation represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included in selling and administrative expenses but are not considered GAAP depreciation and amortization. Reorganization items, net includes all income, expenses, gains, or losses that are incurred or realized as a result of the bankruptcy proceedings. Additionally, $0.8 of restructuring-related share-based compensation activity was excluded from restructuring and transformation expenses for the three and six months ended June 30, 2022

These are Non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

3.Reconciliation of GAAP net loss and net loss attributable to Diebold Nixdorf, Incorporated to Non-GAAP net income (loss) and net income (loss) attributable to Diebold Nixdorf, Incorporated, and diluted GAAP EPS to Non-GAAP EPS ($ in millions, except per share data):

	Q2 2023		Q2 2022		YTD 6/30/2023		YTD 6/30/2022
	$	per share	$	per share	$	per share	$	per share
Net loss	$(677.3)	$(8.47)	$(199.1)	$(2.52)	$(788.8)	$(9.90)	$(383.0)	$(4.85)
Net income (loss) attributable to noncontrolling interests	(0.2)	(0.01)	0.1	—	(0.6)	(0.01)	(0.7)	—
Net loss attributable to Diebold Nixdorf, Incorporated	$(677.1)	$(8.46)	$(199.2)	$(2.52)	$(788.2)	$(9.89)	$(382.3)	$(4.85)
Restructuring and transformation expenses	18.6	0.23	78.3	0.99	33.6	0.42	78.3	0.99
Refinancing related costs	30.5	0.38	—	—	44.6	0.56	—	—
Held for sale non-core European retail business	2.9	0.04	5.3	0.07	6.6	0.08	11.7	0.15
Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	18.0	0.23	17.6	0.22	35.7	0.45	36.1	0.46
Non-routine (income) expense:
Crisis in Ukraine costs	—	—	1.2	0.02	—	—	2.5	0.03
Legal/deal expense	2.8	0.04	0.8	0.01	3.0	0.04	1.9	0.02
Other	(0.8)	(0.01)	0.8	0.01	(0.3)	—	0.8	0.01
North America ERP Impairment	—	—	—	—	—	—	38.4	0.49
Inventory charge for legacy products	—	—	34.4	0.44	—	—	34.4	0.44
Russia/Ukraine Impairment	—	—	—	—	—	—	16.8	0.21
Other Impairment	1.8	0.02	5.4	0.07	2.7	0.03	5.4	0.07
Non-routine (income) expense, net	3.8	0.05	42.6	0.55	5.4	0.08	100.2	1.27
Change in valuation allowance	—	—	127.4	1.61	—	—	127.4	1.61
Reorganization items, net	636.2	7.95	—	—	636.2	7.98	—	—
Tax impact (inclusive of allocation of discrete tax items)	(12.1)	(0.15)	(40.5)	(0.51)	(20.3)	(0.26)	(66.4)	(0.84)
Total adjusted net income (loss) (Non-GAAP measure)	$20.8	$0.26	$31.6	$0.38	$(46.4)	$(0.58)	$(95.0)	$(1.22)
Net income (loss) attributable to noncontrolling interests	(0.2)	—	0.1	—	(0.6)	(0.01)	(0.7)	(0.01)
Total adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$21.0	$0.26	$31.5	$0.38	$(45.8)	$(0.57)	$(94.3)	$(1.21)
Refer to Note 1 for additional information on non-routine (income) expense for the periods presented.

4.Net debt is calculated as follows ($ in millions):

	June 30, 2023	December 31, 2022	June 30, 2022
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$552.8	$343.7	$281.3
Cash included in assets held for sale	0.2	2.8	3.4
Debt instruments	(1,256.3)	(2,609.8)	(2,422.5)
Debt instruments subject to compromise	(2,160.3)	—	—
Net debt (Non-GAAP measure)	$(2,863.6)	$(2,263.3)	$(2,137.8)

We believe that cash, cash equivalents and short-term investments on the balance sheet that net cash against outstanding debt, presented as net debt above, is a meaningful measure.

PR_23-4106